EXECUTION COPY

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (the “Agreement”), dated as of October 1, 2006, is between Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the “Company”), and UBS Real Estate Securities Inc., a Delaware corporation (the “Seller” or “UBSRES”).

The Company and the Seller hereby recite and agree as follows:

1.

Defined Terms.  Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among the Company, Wells Fargo Bank, National Association, as Master Servicer (“Master Servicer”), as trust administrator (“Trust Administrator”) and as custodian, U.S. Bank National Association, as Trustee (the “Trustee”) and UBSRES, as Transferor, relating to the issuance of the Company’s MASTR Asset Securitization Trust 2006-3 Mortgage Pass-Through Certificates, Series 2006-3 (the “Certificates”) or, if not defined therein, in the Trust Agreement, dated October 1, 2006 (the “Trust Agreement”), among the Company, the Trustee and the Trust Administrator, in the Underwriting Agreement, dated October 27, 2006 (the “Underwriting Agreement”), among the Company, UBS Securities LLC (“UBS”) and SunTrust Capital Markets, Inc., or in the Purchase Agreement, dated October 27, 2006 (the “Purchase Agreement”), between the Company and UBS.

2.

Purchase of Mortgage Loans.  The Seller hereby sells, transfers, assigns and conveys, and the Company hereby purchases, the mortgage loans (the “Mortgage Loans”), listed in Exhibit I.

3.

Purchase Price; Purchase and Sale.  The purchase price for the Mortgage Loans shall be payable by the Company to the Seller on the Closing Date either (i) by appropriate notation of an inter company transfer between affiliates of UBS or (ii) in immediately available Federal funds wired to such bank as may be designated by the Seller.

Upon payment of the purchase price by the Company, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Company all the right, title and interest of the Seller in and to the Mortgage Loans as of the Cut-Off Date, including all interest and principal due on the Mortgage Loans after the Cut-Off Date (including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies together with all rights with respect to the related Mortgage Loans, and only with respect to the Mortgage Loans, under each of the Servicing Agreements (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by each Servicer (in its capacity as loan seller to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements).  The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Master Servicer all documents, instruments and agreements required to be delivered by the Company to the Master Servicer under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.  The Seller shall use its reasonable best efforts to cause each Servicer to enter into the related Assignment Agreement in form and substance satisfactory to the Seller and the Company in order to effectuate the assignment to the Company of the Servicing Agreements with respect to the Mortgage Loans.

4.

Representations and Warranties.  The Seller hereby represents and warrants to the Company with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it, the Seller had good title to the Mortgage Loans and the Mortgage Loans were subject to no offsets, defenses or counterclaims.

The Seller hereby represents and warrants to the Company that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Company) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

5.

Underwriting.  The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

6.

Notices.  All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Company, be addressed to it at Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: Gregory Walker, Esq., or, if sent to the Seller, be addressed to it at UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attn: Eileen Lindblom.

7.

Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Seller and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:

                /s/ Sameer Tikoo
Name:          Sameer Tikoo
Title:            Associate Director

By:

                /s/ Douglas Adelman
Name:          Douglas Adelman
Title:            Associate Director

UBS REAL ESTATE SECURITIES INC.

By:

                /s/ Sameer Tikoo
Name:          Sameer Tikoo
Title:            Associate Director

By:

                /s/ Douglas Adelman
Name:          Douglas Adelman
Title:            Associate Director

EXHIBIT I

Mortgage Loan Schedule

As delivered to the Trustee on the Closing Date